Exhibit 99
Silicon Labs Reports Fourth Quarter 2024 Results
Wireless IoT leader delivers in-line fourth-quarter results and guides to sequential growth in first quarter
AUSTIN, Texas – February 4, 2025 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the fourth quarter, which ended December 28, 2024.
“The Silicon Labs team executed well to close out 2024, with fourth quarter revenue nearly doubling from the same quarter one year ago,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Looking ahead, we expect sequential revenue growth to resume beginning in the first quarter and are encouraged by our 2025 outlook as design wins across several key focus areas continue to ramp into production throughout the year.”
Fourth Quarter Financial Highlights
•Revenue was $166 million
•Industrial & Commercial revenue for the quarter was $89 million, down 8% sequentially
•Home & Life revenue for the quarter was $78 million, up 11% sequentially
Results on a GAAP basis:
•GAAP gross margin was 54.3%
•GAAP operating expenses were $119 million
•GAAP operating loss was $29 million
•GAAP diluted loss per share was $(0.73)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 54.6%
•Non-GAAP operating expenses were $98 million
•Non-GAAP operating loss was $7 million
•Non-GAAP diluted loss per share was $(0.11)
Business Outlook
The company expects first-quarter revenue to be between $170 to $185 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 54% to 56%
•GAAP operating expenses of approximately $128 million to $130 million
•GAAP diluted loss per share between $(0.75) to $(1.05)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 54% to 56%
•Non-GAAP operating expenses of approximately $103 million to $105 million
•Non-GAAP diluted earnings (loss) per share between $0.01 to $(0.19)

Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through March 6, 2025.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including tariffs or any other policy changes; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenues	$166,249	$86,845	$584,386	$782,258
Cost of revenues	76,026	42,919	272,198	321,672
Gross profit	90,223	43,926	312,188	460,586
Operating expenses:
Research and development	82,438	83,404	332,225	337,744
Selling, general and administrative	36,412	33,633	145,453	146,996
Operating expenses	118,850	117,037	477,678	484,740
Operating loss	(28,627)	(73,111)	(165,490)	(24,154)
Other income (expense):
Interest income and other, net	2,978	3,610	11,987	19,165
Interest expense	(260)	(942)	(1,310)	(5,554)
Loss before income taxes	(25,909)	(70,443)	(154,813)	(10,543)
Provision (benefit) for income taxes	(2,086)	(15,536)	36,197	7,943
Equity-method loss	—	(14,880)	—	(16,030)
Net loss	$(23,823)	$(69,787)	$(191,010)	$(34,516)

Loss per share:
Basic	$(0.73)	$(2.19)	$(5.93)	$(1.09)
Diluted	$(0.73)	$(2.19)	$(5.93)	$(1.09)

Weighted-average common shares outstanding:
Basic	32,420	31,848	32,191	31,804
Diluted	32,420	31,848	32,191	31,804

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended December 28, 2024
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$166,249

Gross profit	90,223	54.3%	$485	$—	$90,708	54.6%

Research and development	82,438	49.6%	10,199	5,437	66,802	40.2%

Selling, general and administrative	36,412	21.9%	5,460	—	30,952	18.6%

Operating expenses	118,850	71.5%	15,659	5,437	97,754	58.8%

Operating income (loss)	(28,627)	(17.2%)	16,144	5,437	(7,046)	(4.2%)

	Three Months Ended December 28, 2024
Non-GAAP Loss Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(23,823)	$16,144	$5,437	$(1,221)	$(3,463)

Diluted shares outstanding	32,420				32,420

Diluted loss per share	$(0.73)				$(0.11)
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

Three Months Ended April 5, 2025
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	54% to 56%	—%	54% to 56%

Operating expenses	$128 to $130	$(25)	$103 to $105

Diluted earnings (loss) per share	$(0.75) to $(1.05)	$0.76 to $0.86	$0.01 to $(0.19)
**Non-GAAP adjustments include the following estimates: stock compensation expense of $20.1 million, intangible asset amortization of $5.4 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	December 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$281,607	$227,504
Short-term investments	100,554	211,720
Accounts receivable, net	54,479	29,295
Inventories	105,639	194,295
Prepaid expenses and other current assets	59,754	75,117
Total current assets	602,033	737,931
Property and equipment, net	132,136	145,890
Goodwill	376,389	376,389
Other intangible assets, net	36,499	59,533
Other assets, net	75,617	123,313
Total assets	$1,222,674	$1,443,056
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,448	$57,498
Revolving line of credit	—	45,000
Deferred revenue and returns liability	3,073	2,117
Other current liabilities	52,362	58,955
Total current liabilities	97,883	163,570
Other non-current liabilities	44,770	70,804
Total liabilities	142,653	234,374
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 31,897 and 31,994 shares issued and outstanding at December 30, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	78,227	16,973
Retained earnings	1,001,721	1,192,731
Accumulated other comprehensive income (loss)	70	(1,025)
Total stockholders’ equity	1,080,021	1,208,682
Total liabilities and stockholders’ equity	$1,222,674	$1,443,056

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 28, 2024	December 30, 2023
Operating Activities
Net loss	$(191,010)	$(34,516)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	25,551	25,707
Amortization of other intangible assets	23,034	25,374
Amortization of debt discount and debt issuance costs	—	960
Stock-based compensation expense	61,503	48,208
Equity-method loss	—	16,030
Deferred income taxes	29,470	(11,815)
Changes in operating assets and liabilities:
Accounts receivable	(25,184)	42,142
Inventories	88,494	(93,398)
Prepaid expenses and other assets	27,362	(10,733)
Accounts payable	(15,155)	(25,644)
Other current liabilities and income taxes	(21,768)	(37,793)
Deferred revenue and returns liability	956	(4,663)
Other non-current liabilities	(17,163)	29,793
Net cash used in operating activities	(13,910)	(30,348)

Investing Activities
Purchases of marketable securities	(73,602)	(103,485)
Sales of marketable securities	54,227	395,565
Maturities of marketable securities	131,858	200,530
Purchases of property and equipment	(11,748)	(22,282)
Proceeds from sale of equity investment	12,382	—
Purchases of other assets	—	(520)
Net cash provided by investing activities	113,117	469,808

Financing Activities
Proceeds from issuance of debt	—	80,000
Payments on debt	(45,000)	(571,157)
Repurchases of common stock	(16)	(217,137)
Payment of taxes withheld for vested stock awards	(16,434)	(18,189)
Proceeds from the issuance of common stock	16,346	14,612
Net cash used in financing activities	(45,104)	(711,871)

Increase (decrease) in cash and cash equivalents	54,103	(272,411)
Cash and cash equivalents at beginning of period	227,504	499,915
Cash and cash equivalents at end of period	$281,607	$227,504